UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 9, 2008

Lev Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 000-32947

DELAWARE	88-0211496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

675 Third Avenue, Suite 2200
New York, NY 10017
(Address and zip code of principal executive offices)

(212) 682-3096
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

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☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry in to a Material Definitive Agreement.

On April 9, 2008, Lev Pharmaceuticals, Inc. (the “Company”) entered into an agreement (the “Purchase Agreement”) with Plasma Centers of America, LLC (the “Seller”) pursuant to which the Company and the Seller will, subject to the terms and conditions of the Purchase Agreement, consummate the following transactions: (1) the acquisition by the Company of a maximum of three plasma collection centers, assuming the satisfaction of certain performance targets by Seller; (2) construction of three new plasma collection centers (the “New Centers”) by Seller; and (3) purchase by the Company of Source Plasma from each new collection center in accordance with the terms of the Purchase Agreement.

Pursuant to the Purchase Agreement, Seller shall construct and operate the three New Centers in accordance with the schedule agreed upon by the parties. In connection with Seller’s obligations, the Company will make certain performance payments to Seller upon their achievement of agreed upon milestones relating to the construction and operation of each New Center. Further, during the period commencing on each New Center opening date and until the first to occur of the twelve month anniversary of such date, the closing date of the Company’s acquisition of such New Center or the election by the parties not to sell a qualified New Center, Seller shall exclusively sell the Plasma generated at the New Centers to the Company.

The Purchase Agreement also provides that upon the achievement by Seller of the following operating benchmarks, the Seller shall have the right to cause the Company to acquire one or more New Centers: (a) Seller secures all regulatory approvals for each New Center with an agreed upon time frame and (b) Seller achieves and maintains an agreed-upon average collection level of plasma units. Any such acquisition will be pursuant to an asset purchase agreement to be negotiated and executed by the parties. In the event Seller does not cause the Company to acquire a New Center, the Company shall have the right to require the Seller to proceed with the sale of the New Center. In addition, in the event that the operating benchmarks are not achieved for a New Center, then the Company shall also have the right to acquire such New Center for a reduced purchase price.

Under the Purchase Agreement, all performance payments for a given New Center and, to the extent applicable, payments for pre-licensed plasma collected at a particular New Center shall be reimbursed in the event that the Company’s obligation to acquire such New Center is terminated due to the non-performance of Seller of any of its obligations, in the event the operating benchmarks for such New Center are not timely achieved or in the event the parties do not consummate the sale of a qualified center.

The Purchase Agreement commences on the effective date and shall continue until December 31, 2010, unless sooner terminated. The Company shall have the right to terminate the Purchase Agreement upon written notice in the event that (a) the Company is unable to obtain any regulatory approvals necessary for it to take title to any of the New Centers; (b) the FDA does not approve the Company’s biologics license application for its lead product candidate for the treatment of hereditary angioedema prior to an agreed upon date; (c) Seller does not satisfy the operating benchmarks within the required timeframes; or (d) the parties are unable to consummate an acquisition of a New Center within the required time period.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement. On April 14, 2008, the Company issued a press release announcing this transaction. A copy of the press release is filed as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are filed or furnished herewith.

Exhibit No.	Description of Document

99.1	Press Release dated April 14, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LEV PHARMACEUTICALS, INC.

By:	/s/ Judson A. Cooper
Name: Judson A. Cooper
Title: Chairman and Executive Vice President
Date: April 14, 2008

Exhibit Index

Exhibit No.	Description of Document

99.1	Press Release dated April 14, 2008